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                                   EXHIBIT 4.3

                                  STOCK OPTION

                        OPTIONS TO PURCHASE COMMON STOCK

                                       OF

                        ADVANTAGE MARKETING SYSTEMS, INC.

           (RESTATED AS OF OCTOBER 29, 1996, TO REFLECT ONE-FOR-EIGHT
                             REVERSE STOCK SPLIT.)

                                      DATE:

         This is to certify that, for value received, [NAME OF OPTIOINEE] ("Optionee") is entitled to purchase, subject to the provisions of this Stock Option (this "Option"), from ADVANTAGE MARKETING SYSTEMS, INC., an Oklahoma corporation (the "Company"), up to [NUMBER OF SHARES] shares of Common Stock, $.0001 par value, of the Company (the "Stock") at an exercise price of [AMOUNT OF EXERCISE PRICE] DOLLARS per share (the "Exercise Price"), for an aggregate exercise price of [AGGREGATE EXERCISE PRICE] DOLLARS (the "Aggregate Exercise Price"). With the exception of any adjustments pursuant to Section 4 of this Option, the Stock issuable upon exercise of this Option shall be in all respects identical to the Common Stock issued and outstanding of the Company as of the date hereof. The shares of Stock or other securities deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as the "Option Securities." This Option may be exercised by the Optionee at any time in whole or in part. Unless the context otherwise requires, the term "Option" or "Options" as used herein includes this Option and any other Option or Options that may be issued pursuant to the provisions of this Option, whether upon partial exercise, divisions, combinations, exchange or otherwise.

         SECTION 9. EXERCISE OF OPTION. Subject to the provisions hereof, this Option may be exercised in whole or in part at any time or from time to time during the period commencing on the date hereof (the "Commencement Date") and ending 5:00 P.M., Central Standard Time, on [DATE] (the "Expiration Date") in accordance with Section 1.1 and/or Section 1.2 hereof. Upon such exercise, the Company shall issue to the Optionee one or more certificates for the Option Securities, as appropriate. If this Option is exercised in part only, the Company shall, promptly after presentation of this Option upon such exercise, execute and deliver a new Option evidencing the rights of Optionee to purchase the balance of the Option Securities purchasable hereunder upon the same terms and conditions as herein set forth.

         SECTION 1.1 CASH EXERCISE. Subject to Section 5, the Optionee may effect a cash exercise of all or any portion of this Option by surrender of this Option, together with the duly executed Purchase Form annexed hereto, to the Company at its principal offices at any time prior to the Expiration Date, accompanied by payment in cash or by certified or official bank check payable to the order of the Company in the amount equal to Exercise Price multiplied by the number of Option Securities specified in the Purchase Form.

         SECTION 1.2    RECEIPT OF STOCK IN LIEU OF CASH PAYMENT. Subject to
Section 5, the Optionee may effect an exercise of this Option by surrendering this Option Agreement, together with the duly executed Purchase Form annexed hereto, to the Company at its principal offices at any time prior to the Expiration Date, accompanied by a certificate or certificates evidencing the number of Mature Shares (as defined below) held by the Optionee, in which no payment of cash will be required to the extent that the Market Value (as defined below) of the Mature Shares equals or exceeds the total exercise price of the number of Option Securities for which this Option is being exercised. In the event a cash payment shall be required, such cash payment shall be determined in accordance with Section 1.1 with respect to the number of Option Securities having a total Exercise Price in excess of the Market Value of the Mature Shares accompanying the Purchase Form. The number of Option Securities to be issued to the Optionee pursuant to exercise of this Option in accordance with this Section shall be determined by multiplying the number of Mature Shares (held by the Optionee) by the Market Value (as defined below) of the Common Stock of the Company and dividing such amount by the Exercise Price of the Option Securities being purchased, less the number of Mature Shares held by the Optionee evidenced by the certificate or certificates accompanying the Purchase Form. For purposes of this calculation the number of Mature Shares shall be limited to that number which when multiplied by the Market Value (as defined below) of the Common Stock of the Company yields a value which is less than or equal to the total exercise price of


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the number of Option Securities for which this Option is being exercised.
Thereafter, the Mature Shares delivered to the Company will not be canceled, but will be redelivered to the Optionee, as well as the number of Option Securities issuable pursuant to exercise of this Option in accordance with this Section. For purposes hereof, (i) "Mature Shares" shall mean the number of shares of Common Stock evidenced by the certificate or certificates accompanying the Purchase Form that have been held by the Optionee for more than six months on the date of issuance of the Option Securities pursuant to exercise of this Option and (ii) "Market Value" shall mean, as of the close of the business day preceding the date of exercise of this Option, (A) if the Common Stock is listed for trading on a national or regional stock exchange or is included on the Nasdaq National Market or SmallCap Market, the closing sale price quoted on such exchange or the Nasdaq National Market or SmallCap Market which is published in THE WALL STREET JOURNAL for the trading day immediately preceding the date of exercise, or if no trade of the Common Stock shall have been reported on such date, the last sale price so quoted for the next day prior thereto on which a trade in the Common Stock was so reported or (B) if the Common Stock is not so listed or admitted to trading or included on a national or regional stock exchange, the Nasdaq National Market or Nasdaq SmallCap Market, the average of the closing highest reported bid and lowest reported ask price as quoted on the National Association of Securities Dealer's OTC Bulletin Board or in the "pink sheets" published by the National Daily Quotation Bureau for the business day immediately preceding the date of exercise on which the Common Stock is traded or, if no trade of the Common Stock shall have been reported on such date, the last sale price so quoted for the next day prior thereto on which a trade in the Common Stock was quoted.

         SECTION 10. RESERVATION OF SHARES. The Company shall at all times after the Commencement Date and until expiration of this Option reserve for issuance and delivery upon exercise of this Option the number of Option Securities as shall be required for issuance and delivery upon exercise of this Option.

         SECTION 11. NONTRANSFERABILITY OF THIS OPTION. Except as otherwise herein provided, this Option shall not be transferable otherwise than by will or the laws of descent and distribution, and this Option may be exercised, during the lifetime of Optionee, only by him. More particularly (but without limiting the generality of the foregoing), this Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Option contrary to the provisions hereof shall be null and void and without effect.

         SECTION 12. ADJUSTMENT IN THE NUMBER, KIND AND PRICE OF OPTION SECURITIES. The number and kind of Option Securities purchasable upon exercise of this Option shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of the following events:

         12.1 In the event the Company shall (i) pay a dividend in, or make a distribution of, shares of Stock or of capital stock convertible into Stock on its outstanding Stock, (ii) subdivide its outstanding shares of Stock into a greater number of such shares, or (iii) combine its outstanding shares of Stock into a smaller number of such shares, the total number of shares of Stock purchasable upon the exercise of this Option immediately prior thereto shall be adjusted so that the Optionee shall be entitled to receive at the same Aggregate Exercise Price the number of shares of Stock and the number of shares of capital stock convertible into Stock which such Optionee would have owned or have been entitled to receive immediately following the happening of such event. Any adjustment made pursuant to this Subsection shall, in the case of a stock dividend or distribution or a stock issuance, become effective as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof.

         12.2 In the event of any adjustment of the total number of shares of Stock purchasable upon the exercise of this Option pursuant to Subsection 4.1, the Aggregate Exercise Price shall remain unchanged, but the number of shares of capital stock or Option Securities obtainable on exercise of this Option, and the per share exercise price shall be adjusted as provided in Subsection 4.1.

         12.3 In the event of a capital reorganization or a reclassification of the Stock (except as provided in Subsection 4.1 or Subsection 4.4), the Optionee, upon exercise thereof, shall be entitled to receive, in lieu of the Stock to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other Option Securities or property of the Company (or cash) that the Optionee would have been entitled to receive at the same Aggregate Exercise Price upon such reorganization or reclassification

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if this Option had been exercised immediately prior thereto; and in any such case, appropriate provision shall be made for the application of this Section 4 with respect to the rights and interests thereafter of the Optionee (including, but not limited to, the allocation of the Aggregate Exercise Price between or among the Option Securities), to the end that this Section 4 (including the adjustments of the number of shares of Stock or other Option Securities purchasable) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of this Option for any shares or other Option Securities or other property (or cash) thereafter deliverable upon the exercise of this Option.

         12.4 In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the corporation formed by such consolidation or merger or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Optionee a supplement to this Option or a new option providing that the Optionee shall have the right thereafter (until the Expiration Date) to receive, upon exercise of this Option or any new option, at the same Aggregate Exercise Price, solely the kind and amount of shares of Option Securities and property (or cash) receivable upon such consolidation, merger, sale or transfer by the Optionee for the number and kind of Option Securities for which this Option might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental option or new option shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section. The above provision of this Subsection 4.4 shall similarly apply to successive consolidations, mergers, sales or transfers.

         12.5 Whenever the Option Securities purchasable upon exercise of this Option are modified as provided in Subsection 4.1 or 4.4 (provided that any such modifications shall not change or extend the expiration date of this Option), the Company will promptly deliver to the Optionee a certificate signed by the Chairman of the Board, Chief Executive Officer or the President, or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the number and kind of Option Securities purchasable and the other property (including cash) receivable by the Optionee upon exercise of this Option or any supplemental or new option. Such certificate will state that such adjustments in the kind of purchasable Option Securities and other property (including cash) receivable by the Optionee upon exercise of this Option conform to the requirements of this
Section 4, and setting forth a brief statement of the facts accounting for such adjustments. In the event, the Optionee does not agree with such determination of the Board of Directors of the Company as set forth in the certificate, the Company shall retain a firm of independent public accountants acceptable to the Optionee to make any computation required under this Section 4, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 4.

         SECTION 13. SERVICE REQUIREMENT. This Option and the exercise hereof shall be subject to the requirement that the Optionee continue to provide services to the Company in a capacity of equal or greater responsibility than the Optionee was on February 21, 1995 (the "Service Requirement"), as determined in the sole discretion of the Board of Directors of the Company; provided however, that 20 percent of this Option shall vest, on a cumulative basis, on each anniversary date of the grant of this Option and such vested portion of this Option shall not be subject to the Service Requirement. That portion of this Option that ceases to be subject to the Service Requirement shall be exercised by the Optionee during the Exercise Period in accordance with the provisions hereof. Provided, however, at any time the Company may waive the Service Requirement, subject to such terms and conditions as determined in the sole discretion of the Board of Directors of the Company, by providing written notification to the Optionee of such waiver and setting forth the terms and conditions of such waiver.

         SECTION 14. NOTICE OF CERTAIN CORPORATION ACTION. In case the Company after the date hereof shall propose to effect any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or any sale, transfer or other disposition of its property and assets substantially as an entirety, or the liquidation, voluntary or involuntary dissolution or winding-up of the Company, then, in each such case, the Company shall mail (by first-class, postage prepaid mail) to the Optionee notice of such proposed action, which notice shall specify the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up shall take place or commence, as the case may be, and which shall also specify any record date for determination of holders of the capital stock of the Company entitled to vote thereon or participate therein and shall set forth such facts with respect

                                       -3-

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thereto as shall be reasonably necessary to indicate any adjustments in the number or kind of Option Securities purchasable upon exercise of this Option which will be required as a result of such action, and the Optionee may thereafter exercise this Option. Such notice shall be filed and mailed in the case of any action covered by this Section 6, at least 20 days prior to the earlier of (i) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up is expected to become effective, (ii) the date on which it is expected that holders of shares of the capital stock of record on such date shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up, or (iii) the record date for determination of holders of the capital stock of the Company entitled to vote on such action or participate in such action. Failure of the Optionee to exercise this Option in whole or in part prior to any corporate action as described in this Section 6 shall not affect or alter the rights of the Optionee as set forth in this Option.

         SECTION 15. RESTRICTED SECURITIES. All of the Option Securities subject to this Option are being acquired by the Optionee for his own investment purpose and not with a view to, or for resale in connection with, any distribution of the Option Securities or with any intention of further distribution. The Optionee understands that the Option Securities have not been registered under the Securities Act of 1933 (the "Act") or the securities laws of any state (collectively called the "Securities Laws") and will be issued in reliance upon certain exemptions from the registration requirements of such Securities Laws for non-public offerings. The Optionee hereby acknowledges that the Option Securities are "Restricted Securities" as defined under the Act and Rule 144 promulgated thereunder and may not be transferred, and that the Company will not be required to approve any such transfer, unless and until the Company shall have been informed of the proposed transfer and i) the Optionee has obtained an opinion of counsel, in form and content satisfactory to the Company and its counsel, that no violation of the Act or any other applicable law will be involved in such transfer, and or other such documentation in connection therewith as counsel for the Company may require as a condition precedent in order to make a determination that the transfer will involve no such violation; or ii) the transfer shall be governed by the provisions of Rule 144 or any other rule promulgated under the Act, in a manner satisfactory to the Company's counsel. The Optionee agrees that the Company is under no obligation to register the Option Securities on behalf of the Optionee or to assist him in complying with any exemption from their registration, except as otherwise provided herein. The Optionee agrees that the following legend may be placed on any certificates delivered to him representing the Option Securities in order to give notice of the transfer restrictions set forth in this agreement and that the Company may instruct its transfer agent not to transfer any of the Option Securities until it has received written approval from the Company.

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION UNDER THE ACT TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY. THE SALE, IF ANY, OF THESE SHARES SHALL BE GOVERNED BY THE PROVISIONS OF RULE 144 OR ANY OTHER APPLICABLE RULE PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

         SECTION 8. TAX WITHHOLDINGS. The Company's obligation to deliver the Option Securities upon the exercise of this Option may be subject to the satisfaction of all applicable federal, state and local income tax withholding requirements. Subject to approval by the Board of Directors of the Company, the Optionee may, in his discretion, use cash payment or shares of Common Stock or other Option Securities in satisfaction of all or part of the required federal, state and local income tax withholding incurred by the Optionee in connection with the exercise of this Option ("Taxes") by any one or a combination of the following methods: (i) the Optionee may make a cash payment to the Company, (ii) the Optionee may have the Company withhold from the Option Securities otherwise issuable upon exercise of this Option a portion of those Option Securities with an aggregate Market Value equal to the amount of such Taxes (not to exceed 100 percent of such Taxes) as designated by the Optionee, and (iii) the Optionee may deliver to the Company, at the time the Option is exercised, one or more shares of Mature Shares held by the Optionee (other than pursuant to the transaction triggering the Taxes) with an aggregate Market Value equal to such

                                       -4-

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Taxes (not to exceed 100 percent of such Taxes). The Mature Shares, if applicable, delivered by the Optionee to the Company in payment of all or any portion of the Taxes shall be canceled by the Company upon receipt.

         SECTION 9. GOVERNING LAW. This Option shall be construed in accordance with the laws of the State of Oklahoma applicable to contracts executed and to be performed wholly within such state.

         SECTION 10. NOTICE. Notices and other communications to be given to Optionee shall be delivered by hand or by first-class mail, postage prepaid, to

                        [NAME AND ADDRESS OF OPTIOINEE]

(until another address is filed in writing by the Optionee with the Company). Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or by first-class mail, postage prepaid to the Company at

                        ADVANTAGE MARKETING SYSTEMS, INC.
                     2601 Northwest Expressway, Suite 1210W
                          Oklahoma City, Oklahoma 73112

or such other address as the Company shall have designated by written notice to Optionee as herein provided. Notice by mail shall be deemed given when deposited in the United States mail, postage prepaid, as herein provided.

         SECTION 11. SUCCESSORS. All the covenants and provisions of this Option by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder, and all covenants and provisions of this Option by or for the benefit of the Optionee shall bind and inure to the benefit of the Optionee.

         SECTION 12. TERMINATION. This Agreement shall terminate as of the close of business on the Expiration Date, or such earlier date upon which this Option shall have been exercised in full.

         SECTION 13. BENEFITS OF THIS AGREEMENT. Nothing in this Option shall be construed to give to any person or corporation other than the Company, and its respective successors and assigns hereunder and the Optionee any legal or equitable right, remedy or claim under this Option, but this Option shall be for the sole and exclusive benefit of the Company and its respective successors and assigns hereunder and the Optionee.

         IN WITNESS WHEREOF, Company has executed this Stock Option on [DATE OF GRANT].

                                       ADVANTAGE MARKETING SYSTEMS, INC.


                                       By:
                                           -------------------------------------
                                           John W. Hail, Chief Executive Officer



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                          PURCHASE FORM (CASH EXERCISE)
        (TO BE EXECUTED BY THE OPTIONEE IF EXERCISED IN WHOLE OR IN PART)

To: ADVANTAGE MARKETING SYSTEMS, INC.
         The undersigned _____________________________________________________
                         Please insert name of Optionee
hereby irrevocably elects, pursuant to Section 1.1 of the Option, to exercise the right of purchase represented by the Stock Option (the "Option") to which this Purchase Form is attached, for, and to purchase thereunder, _____________ ______________________________________ (___________) shares of Common Stock provided for therein and tenders payment herewith to the order of ADVANTAGE MARKETING SYSTEMS, INC. in the amount of $_______________. The undersigned requests that certificates for such shares of Common Stock be issued as follows:
Name:__________________________________________________________________________
Address:_______________________________________________________________________
Deliver to:____________________________________________________________________
Address:_______________________________________________________________________
and if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable thereunder, that a new Stock Option for the balance remaining of shares of Common Stock purchasable under the Option be registered in the name of, and delivered to the undersigned at the address stated below:
Name:__________________________________________________________________________
Address:_______________________________________________________________________
Deliver to:____________________________________________________________________
Address:_______________________________________________________________________


Dated: _______________,____            Signature


                                         ---------------------------------------
                                         (Signature must conform in all respects
                                         to the name of Optionee as specified on
                                         the face of the Stock Option in every
                                         particular, without alteration,
                                         enlargement or any change whatever.)



                                       -6-

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             PURCHASE FORM (STOCK IN LIEU OF CASH PAYMENT EXERCISE)
        (TO BE EXECUTED BY THE OPTIONEE IF EXERCISED IN WHOLE OR IN PART)

To: ADVANTAGE MARKETING SYSTEMS, INC.
         The undersigned _____________________________________________________
                         Please insert name of Optionee
hereby irrevocably elects, pursuant to Section 1.2 of the Option, to exercise the right of purchase represented by the Stock Option (the "Option") to which this Purchase Form is attached, for, and to purchase thereunder, ____________ ___________________________________ (__________) shares of Common Stock provided for therein and tenders payment herewith shares of Common Stock of the Company held by the Optionee as evidenced by the certificate or certificates accompanying this Purchase Form. The undersigned requests that certificates for such shares of Common Stock be issued as follows:
Name:__________________________________________________________________________
Address:_______________________________________________________________________
Deliver to:____________________________________________________________________
Address:_______________________________________________________________________
and if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable thereunder, that a new Stock Option for the balance remaining of shares of Common Stock purchasable under the Option be registered in the name of, and delivered to the undersigned at the address stated below:
Name:__________________________________________________________________________
Address:_______________________________________________________________________
Deliver to:____________________________________________________________________
Address:_______________________________________________________________________


Dated: _______________,____            Signature


                                         ---------------------------------------
                                         (Signature must conform in all respects
                                         to the name of Optionee as specified on
                                         the face of the Stock Option in every
                                         particular, without alteration,
                                         enlargement or any change whatever.)



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